Exhibit 10.2

                   ENCORE COMPUTER CORPORATION

                 1995 LONG TERM PERFORMANCE PLAN
                          ______________


     1.        PURPOSE

     The purpose of this Encore Computer Corporation 1995 Long Term Performance Plan (the "Plan") is to advance the interests of Encore Computer Corporation (the "Company") by enabling the Company to attract and retain directors, officers, executives, key employees and other key individuals performing services for the Company, and reward them for making major contributions to the success of the Company. This purpose is accomplished by making stock awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

     2.        DEFINITIONS

        (a) "Award" shall mean the grant of any form of stock option, stock appreciation right, stock, whether granted singly, or in combination to a Participant pursuant to such terms, conditions, performance requirements, restrictions and limitations as the Committee may establish in order to fulfill the purpose of the Plan.

        (b) "Award Agreement" shall mean a written plan document adopted by the Company or a written agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, restrictions and limitations applicable to an Award.

        (c) "Board" shall mean the Board of Directors of the Company.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (e) "Committee" shall mean the committee designated by the Board to administer the Plan or, when more than one committee is designated by the Board, the applicable committee designated to administer the Plan with respect to a particular class of Participants and Awards granted thereto, it being the purpose of providing herein for multiple committees that certain Awards granted under the Plan will comply with the requirements of
Section 162(m) of the Code, and regulations promulgated thereunder, and/or Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successors to such rules and regulations, concerning, without limitation, the requirements that the Plan be administered by two or more "outside directors" within the meaning of Section 162(m) of the Code and "disinterested persons" within the meaning of Rule 16b-3.

        (f) "Common Stock" or "Stock" shall mean authorized and issued or unissued $0.01 par value Common Stock of the Company.

        (g) "Company" shall mean Encore Computer Corporation and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Encore Computer Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

        (h) "Fair Market Value" shall mean the value of Common Stock as determined in accordance with procedures established in good faith by the Committee and, with regard to incentive stock options, in conformity with the Code and regulations with regard to incentive stock options.

        (i) "Participant" shall mean a director or an employee of the Company or other key individual performing services for the Company to whom an Award has been made under the Plan.

     3.        ELIGIBILITY

     Awards may be granted to such directors, officers, executives, key employees or other individuals performing services for the Company who in the judgment of the Committee or the management of the Company can have a significant effect on the success of the Company.

     4.        STOCK AVAILABLE FOR AWARDS

     The number of shares of Common Stock that may be issued under the Plan for Awards granted wholly or partly in Stock is 24 million shares less the number of shares issued or reserved for issuance under options granted pursuant to the Company's 1983 Incentive Stock Option Plan or 1985 Nonqualified Stock Option Plan (the "Prior Plans") plus any shares subject to outstanding options under the Prior Plans which are terminated or expire unexercised (the "Share Limit"). Included in the Share Limit are Awards denominated in shares of Stock that may be redeemed or exercised, at the Participant's option, for cash and/or for Stock. Also included in the Share Limit are shares of Stock withheld by the Company in connection with the exercise of any stock option or other Award to satisfy tax withholding requirements or to pay the exercise price of such stock options or Awards. Stock related to Awards that are forfeited, terminated, expire unexercised, or settled in such manner that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Stock, shall immediately become available for Awards and will not

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be included within the Share Limit; provided, in the case of shares reacquired by the Company pursuant to a repurchase right, the holder thereof did not receive any benefits with respect to the ownership thereof other than voting rights.




     5.        ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the purposes of the Plan. These powers include, but are not limited to, designating the Participants, designating the Awards made to each Participant, establishing performance goals and subplans, establishing vesting and exercisability restrictions, and waiving any or all restrictions previously attached to any Award. These powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

     6.        DELEGATION OF AUTHORITY

     The Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only a Committee consisting of "disinterested directors" and/or "outside directors", as applicable, may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 Persons") and/or who are "covered employees" within the meaning of Section 162(m) of the Code.

     7.        AWARDS

     The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly or in combination. Awards may also be made in combination with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity. Any other provision hereof notwithstanding, no Participant shall be granted within

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any fiscal year of the Company Awards of stock options or SAR's the aggregate of which shall exceed 1.2 million shares.

        (a) Stock Options. A stock option is the grant by the Company to a Participant of a right to purchase a specified number of shares of Stock. A stock option may be in the form of
(i) a nonqualified option which shall be subject to terms, conditions and limitations established by the Committee or
(ii) an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (as determined at the time the option is granted) of Stock for which ISO's are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISO's shall be priced at not less than 100% of the Fair Market Value on the date of the grant; and that ISO's shall be exercisable for a period of not more than ten years.

        (b) Stock Appreciation Rights. A stock appreciation right ("SAR") is a right of a Participant to receive from the Company a payment, in cash and/or Stock, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR, as set forth in the Award Agreement.

        (c) Stock Award. An Award may be made in shares of Stock or denominated in shares of Stock. All or part of any Stock Award may be subject to terms, conditions and limitations established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific individual, divisional or Company-wide business objectives, increases in specified indices, attaining financial growth rates, and other comparable measurements of performance. When transfer of Stock is so restricted or subject to other restriction or forfeiture provisions, it is referred to as "Restricted Stock."

        (d)  Formula Options to Non-Employee Directors   On the
day following the annual shareholders meeting each year commencing with the 1995 annual meeting of shareholders (or if such day is not a business day, the next business day), each member of the Board who is not an employee of the Company or any of its affiliates shall be granted an option to purchase 5,000 shares of Common Stock at a price equal to 100% of the Fair Market Value on the date of grant and subject to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall include in the Award Agreement.




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     8.  PAYMENT OF AWARDS

     Payment of Awards may be made in the form of cash, Stock, or combinations thereof, and may include such restrictions as the Committee shall determine, including in the case of Stock, restrictions on transfer and forfeiture provisions. If the Committee specifies in the Award Agreement, payment of Awards shall be deferred, either in the form of installments or as a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of the Participant, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement, may require the payment to be forfeited in accordance with the provisions of
Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made a part of any Award denominated in Stock or shares of Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Stock or shares of Stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     9.  STOCK OPTION EXERCISE

     The price at which shares of Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards and may impose such conditions on the use of Common Stock or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

    10.        TAX WITHHOLDING

    The Company shall have the right in its sole discretion to deduct applicable taxes from any Award payment and withhold, at the time of delivery or (other than with respect to stock options) vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such

                               -5-




other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided that with respect to Section 16 Persons the Company shall in all cases where tax withholding is required with respect to such Participants, withhold shares of Stock having a value equal to such withholding obligation, unless the applicable Award Agreement provides that the Participant shall have the option of satisfying such mandatory withholding obligation by delivering to the Company cash in lieu of stock being withheld in an amount equal to such witholding obligation. If Stock or Restricted Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

    11.        AMENDMENT, MODIFICATION, SUSPENSION OR
               DISCONTINUANCE OF THE PLAN

    The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the approval of the shareholders, to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 15 of the Plan), or
(ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially modify the provisions of Section 7(d) of the Plan, which provisions shall not, in any event, be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

    12.        TERMINATION OF EMPLOYMENT

    Subject to the discretion of the Committee to provide specifically in an Award Agreement for such other period of time during which a Participant may exercise an Award after termination of the Participant's services as the Committee may approve, and subject to the overriding limitation that no Award may be exercised to any extent by anyone after the date of expiration of the Award, each unexercised, deferred or unpaid Award shall terminate and may no longer be exercised if the Participant ceases for any reason to perform services for the Company, in accordance with the following provisions:

           (i) if the Participant ceases to perform services for the Company by reason of resignation or other voluntary action of the Participant, or if the Company determines that it no longer wishes to engage the Participant's services and makes such determination based on cause, the Award shall terminate at the time of such resignation or termination and may not be exercised thereafter;

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          (ii)   if the Participant ceases to perform services
for the Company for any reason other than cause, resignation, other voluntary action, death or disability (as defined below); he may, at any time within a period of three (3) months after he ceased to perform services, exercise the Award to the extent that the Award was exercisable by him on the date on which he ceased to perform services for the Company;

         (iii) if the Participant ceases to perform services for the Company because of disability within the meaning of
Section 22(e)(3) of the Code, he may at any time within a period of one (1) year after he ceases to perform services, exercise the Award to the extent that the Award was exercisable by him on the date he ceased to perform services; and

           (iv) if the Participant dies at a time when he might have exercised the Award, then his estate, personal representative or beneficiary to whom it has been transferred by will or by the laws of descent or distribution may at any time within a period of one (1) year after the Participant's death exercise the Award to the extent the Participant might have exercised it at the time of his death;

         (v) after the death or disability of a Participant, the Committee may in its sole discretion at any time
(1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights: and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries; and

        (vi) in the event of uncertainty as to interpretation of or controversies concerning this Section 12, the Committee's determination shall be binding and conclusive.

    13.  CANCELLATION AND RESCISSION OF AWARDS

    Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

      (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or

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business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant's assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances.

      (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

      (c) A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.

      (d) Upon exercise, payment or delivery pursuant to an Award, the Participant, if requested to do so by the Committee, shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or
(c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within thirty days after receiving such a notice from the Company, the Participant shall pay to the Company an amount equal to the value (as of the time of realization or payment without consideration of any taxes or transactional fees or commissions paid or payable by the Participant) of any gain realized or payment received as a result of the exercise, payment or delivery made pursuant to such later rescinded Award. Such payment shall be made either in cash or by returning to the Company a number of shares of Stock with a value on the date of delivery to the Company equal to such value realized or payment received.

      (e) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or no reason in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its subsidiaries (or between subsidiaries) shall not be deemed a termination of employment.

      (f) No employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

    14.  NON-TRANSFERABILITY

    Unless the Award Agreement specifies otherwise, no Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and each Award shall be exercisable during a Participant's lifetime only by him.

    15.  ADJUSTMENTS

    (a) In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally
(i) the number of shares of Stock (A) reserved under the Plan,
(B) available for ISO's, (C) for which Awards may be granted to an individual Participant, and (D) covered by outstanding Awards denominated in Stock or shares of Stock; (ii) the Stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash) to holders of Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation, the Committee is authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options.

    (b) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while Awards remain outstanding under the Plan, (i) subject to the provisions of clauses (ii), (iii) and
(iv) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Award shall be entitled, upon exercise of such Award, to receive in lieu of Stock of the Company, shares of such stock or other securities as the holders of Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Committee may waive any discretionary limitations imposed with respect to the exercise of the Award so that all Awards from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable or payable in full; or
(iii) all outstanding Awards may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Award, and each such holder thereof shall have the right to exercise such Award in full (without regard to any discretionary limitations imposed with respect to the Award) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding Awards may be cancelled by the Committee as of the date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Award, and each such holder thereof shall have the right to exercise such Award but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the Award prior to the effective date of such merger, consolidation, liquidation or sale.

    16.  NOTICE

    Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief financial officer of the Company in writing, and shall become effective when it is received by the chief financial officer.

    17.  UNFUNDED PLAN

    Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board or the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

    18.  GOVERNING LAW

    The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Florida and construed accordingly.

    19.  EFFECTIVE AND TERMINATION DATES

    The Plan shall become effective upon its adoption by the Board, but it is conditioned upon approval of the Plan by the shareholders within one year thereafter. Stock options and other Awards may be granted under the Plan prior to shareholder approval, but such stock options or other Awards shall be void if shareholder approval is not obtained within such one year period. The Plan shall terminate ten years after the date it is initially adopted by the Board, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.





























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